Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated June 11, 2009 relating to the consolidated financial statements of Bontan Corporation Inc. appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2009.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada
February 25, 2010

Chartered Accountants

Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663